UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/20/2011

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16335

DE	73-1599053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Executive Officer

On July 20, 2011, Lonny E. Townsend, Senior Vice President, General Counsel, Compliance and Ethics Officer and Assistant Secretary of Magellan GP, LLC (MMP's General Partner), the general partner of Magellan Midstream Partners, L.P. (MMP), informed the Board of Directors of MMP's General Partner that he will retire from his positions effective January 2, 2012. The Board of Directors of MMP's General Partner then elected Douglas J. May to succeed Mr. Townsend in these same positions.

Mr. May, 41, joined MMP on February 1, 2011 and currently serves as Vice President and Assistant General Counsel. Upon Mr. Townsend's retirement, Mr. May will become Senior Vice President, General Counsel, Compliance and Ethics Officer and Assistant Secretary of MMP's General Partner. Prior to joining MMP, Mr. May was a shareholder at the Tulsa office of GableGotwals law firm, specializing in securities law, mergers and acquisitions and energy transactions. He was elected a GableGotwals shareholder in 2003 and served on the firm's board of directors from 2008 until joining MMP. Mr. May joined GableGotwals as an associate in 2002.

Executive Severance Pay Plan

As part of the annual review of various executive compensation and benefit plans by the Compensation Committee of the Board of Directors of MMP's General Partner, and in a continuing effort to remain competitive with peer companies and retain our executive officers, on July 21, 2011, the Board adopted the Magellan Midstream Holdings GP, LLC Executive Severance Pay Plan (the Plan). Under the Plan, severance benefits will be paid to our executive officers, including our named executive officers, based on years of service for the following termination events:

Position Elimination - Benefits payable to executive officers will be two weeks base salary for each completed year of service. Base salary excludes any incentive compensation. This benefit is consistent with the benefit all employees receive under MMP's existing severance pay plan.

Change-in-Control - As defined in the Plan, to receive severance pay benefits due to a change-in-control, the executive officer must resign voluntarily for good reason or be terminated involuntarily for other than performance reasons within two years following a change-in-control. Benefits payable to the chief executive officer are three times annual base salary plus current year's target annual incentive plan payout. Benefits payable to other executive officers are two times annual base salary plus current year's target annual incentive plan payout.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: July 22, 2011	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary